Exhibit 14(b)

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                                  Scudder IRA
                                      Plan
                                      and
                                   Disclosure
                                   Statement

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Scudder IRA Form 1-88

                                    Scudder
                    Individual Retirement Custodial Account
              (Under Section 408(a) of the Internal Revenue Code)

     The Depositor whose name appears on the Scudder Application is establishing an individual retirement account (under section 408(a) of the Internal Revenue
Code) to provide for his or her retirement and for the support of his or her beneficiaries after death.

     The Custodian named on the Application has given the Depositor the disclosure statement required under the Income Tax Regulations under section 408(a) of the Code.

     The Depositor has deposited with he Custodian the amount indicated on the Application.

     The Depositor and the Custodian make the following agreement:

Article I
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     The Custodian may accept  additional  cash  contributions  on behalf of the
Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8),
408(d)(3) of the code or an employer contribution to a simplified employee pension plan as described in section 408(k).

Article II
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     The  Depositor's  interest  in the  balance  in the  custodial  account  is nonforfeitable.

Article III
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     1.  No  part of the  custodial  funds  may be  invested  in life  insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5) of the Code).

     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m) of the Code).

Article IV
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     1. The  Depositor's  entire  interest in the  custodial  account must be or begin to be, distributed by the Depositor's required beginning date, the April 1 following the calendar year end in which the Depositor reaches age 70 1/2. By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

     (a)  A single sum payment.

     (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor. The payments must begin by the April 1 following the calendar year in which the Depositor reaches age 70 1/2.

     (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary. The payments must begin by the April 1 following the calendar year in which the Depositor reaches age 70 1/2.

     (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy

     (e) Equal of substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of of Depositor and his or her designated beneficiary.

     Even if distributions have begun to be made under option (d) or (e), the Depositor may receive a distribution of the balance in the custodial account at any time by giving written notice to the Custodian. If the Depositor does not choose any of the methods of distribution described above by the April 1 following the calendar year in which he or she reaches age 70 1/2, distribution to the Depositor will be made on that date by a single sum payment. If the Depositor elects as a means of distribution (b) or (c) above, the annuity contract must satisfy the requirements of section 408(b)(1), (3), and (4) of the Code. If the Depositor elects as a means of distribution (d) or (e) above, the annual payment required to be made by the Depositor's required beginning date is for the calendar year the Depositor reached age 70 1/2. Annual payments for subsequent years, including the year the Depositor's required beginning date occurs, must be made by December 31 of that year.

     2. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

     (a) If the Depositor dies on or after the Depositor's required beginning date, distribution must continue to be made in accordance with paragraph 1.

     (b) If the Depositor dies before the Depositor's required beginning date, the entire remaining interest will, at the election of the beneficiary or beneficiaries, either

          (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death.

               or

          (ii) Be distributed in equal or substantially  equal payments over the
               life  or  life  expectancy  of  the  designated   beneficiary  or
               beneficiaries.

     The election of either (i) or (ii) must be made by December 31 of the year following the year of the Depositor's death. If the beneficiary or beneficiaries do not elect either of the distribution options described in (i) and (ii), distribution will be made in accordance with (ii) if the beneficiary is the Depositor's surviving spouse and in accordance with (i) if the beneficiary or beneficiaries are or include anyone other than the surviving spouse. In the case of distributions under (ii), distributions must commence by December 31 of the year following the year of the Depositor's death. If the Depositor's spouse is the beneficiary, distributions need not commence until December 31 of the year the Depositor would have attained age 70 1/2, if later.

     (c) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

     3. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph (1), determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of distribution in accordance with paragraph (2)(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence. Unless the Depositor (or spouse) elects not to have life expectancy recalculated, the Depositor's life expectancy (and the life expectancy of the Depositor's spouse, if applicable) will be recalculated annually using their attained age as of their birthdays in the year for which the minimum annual payment is being determined. The life expectancy of the designated beneficiary (other than the spouse) will not be recalculated. The minimum annual payment may be made in a series of installments (e.g. monthly, quarterly, etc.) as long as the total payments for the year made by the date required are not less than the minimum amounts required.

Article V
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     Unless the Depositor  dies, is disabled (as defined in section 72(m) of the
Code), or reaches age 59 1/2 before any amount is distributed from the custodial account, the Custodian must receive from the Depositor a statement explaining how he or she intends to dispose of the amount distributed.

Article VI
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     1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) of the Code and related regulations.

     2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

Article VII
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     Notwithstanding  any other article which may be added or incorporated,  the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) of the Code and related regulations will be invalid.

Article VIII
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     This  agreement  will be  amended  from  time to time to  comply  with  the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the Application.

Article IX
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     1. Please refer to Scudder IRA Application which is incorporated  herein by reference.

     2. Depositor's Selection of Investments

     Depositor directs Custodian to invest all custodial funds in investment shares issued by the "Mutual Funds(s)," or in the other investments which have been designated by Scudder Fund Distributors, Inc. (or its successors) as eligible for investment hereunder, which have been selected by Depositor until Depositor hereafter gives custodian contrary instructions pursuant to Article IX, paragraph ("para.") 6 below, which governs investment of the custodial account in "Mutual Fund" shares or other investment.

     3. Contributions

     (a) Periodic Contributions. Periodic contributions which Depositor intends to be tax-deductible under Internal Revenue Code Section 219 shall be in cash and are to be invested under this Agreement. Depositor contemplates future periodic contributions within the tax-deductible limits and in accordance with the rules for tax-deductibility specified in the Internal Revenue Code. Depositor assumes full and sole responsibility for making sure that the sum of periodic contributions during a single taxable year of Depositor does not exceed those limits or violate those rules. Depositor should not contribute to the custodial account after it ceases to be exempt by reason of either section 408(e) or 415(g) of the Internal Revenue Code.

     (b) Rollover Contributions From an Individual Retirement Account or Individual Retirement Annuity Funded Exclusively With Deductible Contributions. A rollover contribution by Depositor from an individual retirement account or individual retirement annuity funded exclusively with deductible contributions shall be a deposit in cash to be invested under this agreement, with respect to which contribution, Depositor warrants that

(1) it meets the requirements for a rollover contribution from such an individual requirement account or individual retirement annuity as are contained in Code Section 408(d) and that

(2) no portion of such rollover contribution is attributable to a distribution from an employee's trust, an employee annuity, an annuity contract or a U.S. retirement bond as described in Internal Revenue Code Sections 402(a)(5), 403(a)(4), 403(b)(8), 405(d)(3), or 409(c)(3)(C).

     (c) Rollover Contributions Attributable to Distributions From Employer Plans. A rollover contribution by Depositor other than a contribution described in paragraph (b) above shall be a deposit in cash to be invested under this Agreement with respect to which contribution Depositor warrants that 91) the amount rolled over is attributable to a distribution from an employees' trust, an employee annuity, an annuity contract, a qualified bond purchase plan, or a U.S. retirement bond, which meets the requirements of Code section 402(a)(5), 403(a)(4), 403(b)(8), 405(d)(3), or 409(b)(3)(C); and (2) Depositor will make no additional contributions to the custodial account in which such contribution is deposited, except as other wise permitted by Scudder Fund Distributors, Inc.

     If permitted by Scudder Fund Distributors, Inc. rollover contributions may be received under this Agreement with respect to qualified voluntary employee contributions as defined in Internal Revenue Code Section 219(e)(2) and such contributions shall thereafter be held and administered hereunder by the Custodian in accordance with all applicable law with respect to accumulated deductible employee contributions as defined in Internal Revenue Code Section 72(g)(5)(B).

     (d) Transfer from an Individual Retirement Account or Individual Retirement Annuity. Depositor may make an opening contribution hereunder by directing the transfer of a cash amount from a custodian or trustee or an individual retirement account or individual retirement annuity to the Custodian be made for investment under this Agreement.

     (1) From IRA Funded with Deductible Contributions. Where no portion of such transferred amount is attributable to a distribution from an employees trust, an employee annuity, an annuity contract or a U.S. retirement bond as described in Internal Revenue Code Sections 402(a)(5), 403(a)(4), 403(b)(8), 405(d)(3), or 409(b)(3)(C). Depositor warrants that Depositor did not inherit the account or annuity, or if Depositor did inherit the account or annuity, that Depositor is the surviving spouse of the individual for whose benefit the account was originally maintained or the annuity was originally purchased.

     (2) From IRA Funded with Distributions Attributable to an Employer Plan. With respect to any other transferred amount, Depositor:

          (A) agrees that no additional contributions will be made to the custodial account in which such contribution is deposited except as otherwise permitted by Scudder Fund Distributors Inc.

          (B) that the entire amount of such transferred amount is attributable to a distribution from an employees trust, an employee annuity, an annuity contract, a qualified bond purchase plan, or a U.S. retirement bond, as described in Internal Revenue Code Sections 402(a)(5), 403(a)(4), 403(b)(8), 405(d)(3), 409(b)(3)(C), or other applicable law;

     (3) that if the transferred amount had been a rollover contribution it would have complied with he requirements of subparagraph (b) or (c) above.

     4. Tax Reform Act of 1986

     Notwithstanding anything to the contrary herein, the provisions of this agreement are to be interpreted in accordance with the provisions of the Internal Revenue Code of 1986, to the extent any provisions of this agreement conflicts with the provisions of the Internal Revenue Code of 1986, it shall be deemed to have been amended in such manner as best preserves the original intent of the unamended provision of the agreement while also bringing the provision into compliance with the relevant provision(s) of the Internal Revenue Code of 1986.

     5. Custodian's Fees

     (a) Custodian shall be entitled to receive such reasonable fees with respect to the establishment and administration of this custodial account as are established by it from time to time.

     (b) Upon thirty (30) days prior written notice. Custodian may change its fee schedule.

     Custodian's fees, any income, gift, estate and inheritance taxes or other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the custodial account, that may be levied or assessed in respect to such assets and all other administrative expenses incurred by Custodian in the performance of its duties including fees for legal services rendered to Custodian, may be charged to the custodial account, with the right to liquidate Mutual Fund shares or other investments for this purpose or Custodian's options to the Depositor.

6.  Custodial Account

     (a) This Agreement shall take effect only when accepted and signed by Custodian. As directed, Custodian shall then open and maintain a separate custodial account for Depositor and invest the initial contribution hereunder in shares of the Mutual Fund(s) or other investments selected by Depositor in
Article IX Para 1. "Mutual Fund" means a regulated investment company which is defined in Internal Revenue Code Section 851(a) and which has been designated by Scudder Fund Distributors, Inc. (or its successors) as appropriate for investment hereunder.

     (b) Every subsequent contribution shall be invested in accordance with instructions authorized by Depositor indicating Depositor's choice of the Mutual Funds or other investments designated by Scudder Fund Distributors, Inc. (or its successors) as appropriate for investment hereunder. Depositor agrees that the listing shall not be construed as an endorsement by Custodian of the Mutual Funds or other investment in which contributions may be invested, final choice of which is in the sole discretion of Depositor. The Custodian does not undertake to render any investment advice whatsoever to Depositor; its sole duties are those prescribed in Article IX, para. 8(c).

     (c) The Custodian shall invest subsequent contributions as directed. However, if any such instructions authorized by Depositor are not received as required, or if received, are in the opinion of Custodian unclear, or if the accompanying contribution would cause the Depositor to exceed the maximum limitation on tax deductibility. Custodian may hold or return all or a portion of the contribution uninvested without liability for loss of income or appreciation or for other loss, and without liability for interest, pending receipt of written instructions or clarification.

     (d) All dividends and capital gains distributions received on shares of a Mutual Fund held in the custodian account shall (unless received in additional such shares be reinvested in shares of that Mutual Fund, if available, which shall be credited to the account. If any distribution on such shares may be received at the election of the shareholder in additional such shares or in cash or other property. Custodian shall elect to receive it in additional such shares. All accumulations on account of other investments shall be reinvested in Depositor's custodial account.

     (e) All Mutual Fund shares or other investments acquired by Custodian hereunder shall be registered in the name of Custodian (with or without identifying Depositor) or of its nominee. Custodian shall deliver, or cause to be executed and delivered, to Depositor all notices, prospectuses, financial statements, proxies, and proxy soliciting materials relating to such Mutual Funds shares or other investments held in the custodial account. Custodian shall not vote any such Mutual Fund shares or other investments except in accordance with any written instructions received from Depositor.

     7. Distributions

     (This paragraph 7 supplements Article IV on Scudder IRA Form 12-86 of the Agreement and must be read in conjunction with it.)

     (a) Distribution of the custodial account assets in accordance with Article IV shall be made in a manner set forth in subparagraph (c)(1) or (2), whichever applies, except as Article IV otherwise requires and at such time as Depositor (or Depositor's Beneficiary if Depositor is deceased) shall elect by written order to Custodian, provided that distribution (except for distribution on account of Depositor's disability or death, return of an "excess contribution" referred to in subparagraph (d) or a "rollover" from this account), must be no earlier than age 59 1/2 if Depositor wants to avoid an "early distribution additional tax" under Code section 408(f) or other applicable law. For that purpose, Depositor will be considered disabled if Depositor can prove, as provided in Code section 72(m)(7), that Depositor is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration. Depositor's (or Depositor's Beneficiary if Depositor is deceased) will order distribution in the manner and at the time permitted or required by Article IV and this paragraph. Custodian assumes no responsibility for the tax treatment of any distribution from the custodial account, such responsibility accrues solely to person ordering the distribution.

     (b) Custodian assumes (and shall have) no responsibility to make any distribution on order of Depositor (or Depositor's Beneficiary if Depositor is deceased) unless and until such order specifies the occasion for such distribution, the elected manner of distribution and any declaration required by
Article V. Also, before making any such distribution or before honoring any assignment of the custodial account. Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees, and other documents (including proof of any legal representative's authority) deemed necessary or advisable by Custodian, but Custodian shall not be responsible for complying with an order which appears on its face to be genuine, or for refusing to comply if not satisfied it is genuine, and assumes no duty of further inquiry.

     (c) Upon receipt of a proper written order as required above Custodian shall distribute the assets of the custodial account in cash or kind as follows:

     (1) Distribution to Depositor. If the distribution order calls for the custodial account to be paid to Depositor under Article IV then distribution shall be made in one or more of the following ways as specified in the order.

          (A) In a lump sum.

          (B) In installments pursuant to a cash withdrawal plan, provided that such a plan suitable for prearranging the distributions described in this subparagraph (b) is available for Custodian's use under the rules governing the investments held in the custodial account. A suitable cash withdrawal plan will provide for periodic liquidation of some of investments held in the custodial account to yield the cash necessary to pay each installment. Prior to January 1, 1985, a suitable cash withdrawal plan will provide for payment of installments over a period not longer than the life expectancy of Depositor or the joint life and the last survivor expectancy of Depositor and Depositor's spouse. Subsequent to December 31, 1984, a suitable cash withdrawal plan will provide for payment of installments ratably over a period of not longer than the life expectancy of the Depositor or the joint life and last survivor expectancy of the Depositor and the Depositor's Beneficiary (as defined in subparagraph (c)(2) of this Para. 7). The life expectancies referred to in this Agreement shall be determined by using applicable Internal Revenue Service tables. The amount distributed each year shall be at least equal to the quotient obtained by dividing the entire custodial account remaining at the beginning of that year by the adjusted life expectancy of Depositor, the joint life and last survivor expectancy of Depositor and Depositor's spouse, or the joint life and last survivor expectancy of Depositor's Beneficiary (whichever is applicable). Prior to January 1, 1985 the life or joint life and last survivor expectancy used to calculate the minimum amount to be distributed in a given year shall be equal to the relevant expectancy as it was determined as of when Depositor attained age 70 1/2 reduced by the number of whole years elapsed, if any, since Depositor attained age 70 1/2. Subsequent to December 31, 1984, the adjusted life of joint life and last survivor expectancy used to calculate the minimum amount to be distributed in a given year shall be at the Depositor's election, either determined by referring to the applicable Internal Revenue Service table and determining the relevant expectancy as of the particular year in question of by using a previously determined expectancy and reducing such expectancy by the number of whole years elapsed since it was determined. Notwithstanding any implication to the contrary in this subsection (B) no distribution need be made in any year or a lesser amount may be distributed during such year if the aggregate amounts distributed through the end of such year are at least equal to the aggregate of the minimum amounts required by this subparagraph (B) to have been distributed. Moreover, during Depositor's lifetime the entire custodial account remaining for distribution at any time under this subparagraph (B) may, pursuant to proper supplementary written order as specified above be distributed to Depositor.

          (C) By the purchase and distribution of a single-premium contract meeting the requirements of Code section 408(b)(1), (3), (4) and, prior to January 1, 1985, (5) applicable to an "individual retirement annuity."

     (2) Distribution upon Death of Depositor or Depositor's Spouse. Prior to January 1, 1985, if Custodian receives a proper written order for distribution on account of the Depositor's death or the spouse's death, if distributions were being made to the spouse over the joint life and last survivor expectancy. Custodian shall distribute the then-remaining custodial account to Depositor's (or, if applicable, the spouse's) Beneficiary within five (5) years of Depositor's (or, if applicable, the spouse's) death either in a lump sum or installments; provided, however, that if distributions have already begun before Depositor's death for a specified term, then Custodian may instead continue to make the distribution in the same manner and without regard to the foregoing five-year limitation; provided further, that if Depositor's Beneficiary is Depositor's spouse and if Depositor's Beneficiary elects to treat the account as if Depositor's Beneficiary were the Depositor, then the Custodian may distribute the account as directed by the Depositor's Beneficiary as if such person were the Depositor and in accordance with the Articles IV and IX. Subsequent to December 31, 1984, if Custodian receives a proper written order for distribution on account of the Depositor's death or the spouse's death, if distributions were being made to the Depositor's surviving spouse, then the Custodial shall distribute the then-remaining custodial account to the Depositor's (or, if applicable, the spouse's) Beneficiary over the life of the Depositor's (or, if applicable, the spouse's) Beneficiary or within a period not greater than the greater of five (5) years after the Depositor's (or, if applicable, the spouse's) death or the life expectancy of Depositor's (or, if applicable, the spouse's) Beneficiary; provided, however, that if distributions have already begun before Depositor's death for a specified term. Custodian shall continue to distribute the custodial account over a period at least as rapid as that specified term. The term "Depositor's Beneficiary" means the person or persons designated as such by the "designating person" (as defined below) on a form acceptable to Custodian for use in connection with this Agreement, signed by the designating person, and filed with the Custodian in accordance with this subparagraph (2). The form may name persons or estates to take upon the contingency of survival. However, the term "Depositor's Beneficiary" means the designating persons estate to the extent no such designation on such a form effectively disposes of the custodial account as of when such distribution is to commence. Moreover, a form shall not become effective for that purpose until it is filed with the Custodian during the lifetime of the designating person. The term last accepted by Custodian before such distribution is to commence upon becoming effective during the designating person's lifetime, shall be controlling and, whether or not fully dispositive of the custodial account, thereupon shall revoke all such forms previously filed by that person. The term "designating person" means Depositor; after Depositor's death, it also means the person or persons (other than Depositor's estate) who begin to receive a portion of the custodial account pursuant to such a designation by Depositor and designations by such a person shall relate solely to the balance of that portion remaining in the custodial account as of when distribution pursuant to a designation by that person is to commence. The Custodian shall accept all such forms only in the Commonwealth of Massachusetts and they shall be considered part of this Agreement for purposes of Article IX, para. 13(c).

     (3) Any annuity which Custodian is to purchase and distribute under this Agreement may be filed or variable, but Custodian shall not be required to distribute in that manner unless the premium for that annuity is at least $1,000.

     (4) Depositor's beneficiary shall not have the right or power to anticipate any part of the custodial account or to sell, assign, transfer, pledge or hypothecate any part thereof. The custodial account shall not be liable for the debts of Depositor's Beneficiary or subject to any seizure, attachment, execution or other legal process in respect thereto.

     (d) If during a taxable year under Article I a total amount as contributed which exceeds the amount deductible for that year, either because such amount exceeds the tax-deductible limits specified in the Internal Revenue Code, or because of attainment of age 70 1/2 in that year, or for some other reason, then upon receiving written notice specifying the year in question, the amount of the excess, the reason it is an excess, and the amount of net income in the custodial account attributable to such excess -- Custodian shall distribute cash to Depositor in an amount equal to the sum of such excess and earnings. if the excess Custodian's discretion unless otherwise instructed by depositor in lieu of being distributed, said sum shall be treated by Depositor as a contribution in the then current or a succeeding taxable year, in accordance with applicable law.

     8. Additional Provisions Regarding the Custodian

     (a) When and after distributions of the custodial account to Depositor's Beneficiary commence, all rights and obligations assigned to Depositor by provisions of this Agreement shall inure to and be enjoyed and exercised by, Depositor's beneficiary instead of Depositor. Until such distributions commence to such a person, the Custodian shall not be responsible for treating such person's predecessor to such rights and obligations as still possessing the same.

     (b) Custodian shall keep adequate records of transactions it is required to perform hereunder. Not later than sixty (60) days after the close of each calendar year or after the Custodian's resignation or removal pursuant to
Article IX, para. 10(1). Custodian shall render to Depositor a written report or reports reflecting the transactions effected by it during such period and the assets of the custodial account at the close of the period. Sixty (60) days after rendering such report(s), Custodian shall be forever released and discharged from all liability and accountability to anyone with respect to its acts and transactions known in or reflected by such report(s), except with respect to those as to which the recipient of such report(s) shall have filed written objections with the Custodian within the latter such sixty-day period.

     (c) Custodian shall be an agent for Depositor to receive and invest contributions as authorized by Depositor, hold and distribute such investments and keep adequate records and report thereon, all in accordance with this Agreement. The parties do not intend to confer any fiduciary duties on Custodian and none shall be implied. Custodian may perform any of its administrative duties through other persons designated by Custodian from time to time, except the Mutual Fund shares or other investments must be registered as stated in para. 6(e) of this Article IX and Custodian intends initially to delegate all such duties to Boston Financial Data Services, Inc., which is partially owned by Custodian' s parent company, but no such delegation or future change therein shall not be liable (and assumes no responsibility) for the collection of contributions, the deductibility of any contribution or its propriety under this Agreement or the purpose or property of any distribution ordered in accordance with Article IX, para. 7, or made in accordance with Article IX, para. 12. which matters are the sole responsibility of Depositor and Depositor's Beneficiary.

     (d) Depositor shall always fully indemnify Custodian and save it harmless from any and all liability whatsoever which may arise either (1) in connection with this Agreement and matters which it contemplates, except that which arised due to Custodian's negligence or willful misconduct, or (2) with respect to making or failing to make any distribution, other than for failure to make distribution in accordance with any order therefor which is in full compliance with both Article IV and para. 7(a) and (b) of Article IX. Custodian shall not be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by Custodian and Depositor, and unless fully indemnify for so doing to Custodian's satisfaction.

     (e) Custodian may conclusively rely upon and shall be protected in acting upon any written order from or authorized by Depositor or Depositor's beneficiary or any other notice, request, consent, certificate or their instrument, paper, or other communication believed by it to be genuine, and to have been issued in proper form and with proper authority and, so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon.

     9. Amendment

     (This paragraph 9 supplements Article VIII on Scudder IRA Form 12-86 of the Agreement and must be read in conjunction with it.)

     (a) Depositor retains the right to amend this Agreement in any respect at any time effective on a stated date which shall be at least sixty (60) days after giving written notice of the amendment (including its exact terms) to Custodian by registered or certified mail unless Custodian waives such notice as to that amendment. If Custodian does not wish to continue serving in that capacity under this Agreement as so amended, it may resign in accordance with
Article IX, para. 10. Depositor also delegates, to the distributor (principal underwriter) of a plurality of the Mutual Funds described in Article IX, para. 6(b), Depositor's right so to amend, including retroactively, as necessary or appropriate in the opinion of counsel satisfactory to the distributor, in order to conform with pertinent provisions of the Code and other laws or successor provisions of law or to obtain a governmental ruling that such requirements are met, to adopt a prototype or master plan (when one becomes available) for investment in shares of such Mutual Funds or other investment, or as otherwise may be advisable in the opinion of such counsel provided the distributor amends in the same manner all agreements comparable to this one, having the same Custodian, permitting investment in shares of such Mutual Funds or other investments, and under which such power has been delegated to it. Such an amendment by the distributor shall be communicated in writing to Depositor and Custodian and Depositor shall be deemed to have consented thereto unless, within thirty (30) days after such communication to Depositor is mailed. Depositor either (1) gives Custodian a proper written order for a lump-sum distribution of the custodial account, or (2) removes Custodian and simultaneously appoints a Successor Custodian under Article IX, para. 1.

     (b) This paragraph 9 shall not be construed to restrict Custodian's freedom to agree with distributors of Mutual Fund shares, or others, upon the terms by which shares of additional Mutual Funds or other investments may be chosen for investment as contemplated in Article IX, para. 6(b), or Custodian's freedom to change fee schedules in the manner approved by Article IX, para. 5(b), and no such agreement or change shall be deemed to be an amendment of this Agreement.

     10. Resignation or Removal of Custodian

     (a) Custodian may resign at any time upon at least thirty (30) days prior notice in writing to Depositor, and may be removed by Depositor at any time upon at least thirty (30) days prior notice in writing to Custodian. Upon such resignation or removal, Depositor shall appoint a Successor Custodian to serve under this Agreement. Upon receipt by Custodian of written acceptance of such appointment by the Successor Custodian, Custodian shall transfer to such Successor the assets of the custodial account and all necessary records (or copies thereof) pertaining thereof, provided that (if so requested by Custodian) any Successor Custodian agrees not to dispose of any such records without Custodian's consent. Custodian is authorized, however, to reserve such a portion of such assets as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the Successor Custodian.

     (b) If within thirty (30) days after Custodian's resignation or removal or such longer time as Custodian may agree to, Depositor has not appointed a Successor Custodian which has accepted such appointment, Custodian shall terminate the custodial account pursuant to Article IX, para. 11, unless within that time the distributor referred to in Article IX, para. 9(a), appoints such Successor and gives written notice thereof to Depositor and Custodian.

     (c) Custodian shall not be liable for the acts or omissions of such Successor.

     (d) The Custodian, and every Successor Custodian appointed to serve under this Agreement, must be a bank as defined in Code section 408(n) or such other person who qualifies to serve in the manner prescribed by Code section 408(a)(2) and satisfies the Depositor, distributor or Custodian, upon request, as to such qualification.

     (e) After Custodian has transferred the custodial account assets (including any reserve balance as contemplated above) to the Successor Custodian, Custodian shall be relieved of all further liability with respect to this Agreement, the custodial account, and the assets thereof.

     11. Termination of Account

     (a) Custodian shall terminate the custodial account if within the time specified in Article IX, para. 10(b), after Custodian's resignation or removal, neither Depositor nor the distributor has appointed a Successor Custodian which has accepted such appointment. Termination of the custodial account shall be effected by distributing all assets thereof in a lump sum in cash or in kind to Depositor subject to Custodian's right to reserve funds as provided in Article IX, para 10(a).

     (b) Upon termination of the custodial account, this Agreement shall terminate and have no further force and effect, and Custodian shall be relieved from all further liability with respect to this Agreement, the custodial account, and all assets thereof so distributed.

     12. Liquidation of Account

     (a) Notwithstanding anything contained in this Agreement to the contrary, Scudder Fund Distributors, Inc. shall have the right to direct Custodian, by written order to Custodian, to liquidate the custodial account if the value of the account at the time of such written order is less than a minimum value established on a non-discriminatory basis from time to time by Scudder Fund Distributors, Inc., and upon receipt of such written order (which Scudder Fund Distributors, Inc. shall have no duty to make and which, if made, may be made with respect to any specified accounts as to which it may be made applicable singly or to all accounts as to which it may be made applicable as a group), Custodian shall forthwith proceed to liquidate the custodial account by distributing all assets thereof in a lump sum in cash or in kind to Depositor, subject to Custodian's right to reserve such a portion of such assets as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment to any other liabilities constituting a charge on or against the assets of the custodial account or on or against Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to Depositor.

     (b) Neither Scudder Fund Distributors, Inc. nor Custodian shall be liable for, or in any way responsible with respect to, any penalty or any other loss incurred by any person with respect to a distribution made hereunder and upon liquidation of the custodial account as aforesaid, this Agreement shall terminate and have no further force and effect, and Custodian and Scudder Fund Distributors, Inc. shall be relieved from all further liability with respect to this Agreement, the custodial account, and all assets thereof so distributed.

     13. Miscellaneous

     (a) References herein to the "Internal Revenue Code" or "Code" and sections thereof shall mean the same as amended from time to time hereafter, including successors to such sections.

     (b) Except where otherwise specifically required in this Agreement, any notice from Custodian to any person provided for in this Agreement shall be effective if sent by first-class mail to such person at that person's last address on Custodian's records.

     (c) This agreement is accepted by Custodian in, and shall be construed and administered in accordance with the laws of the Commonwealth of Massachusetts. This Agreement is intended to qualify under section 408 of the Code as an Individual Retirement Account and for the Retirement Savings deduction under section 219 of the Code, and if any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction which is consistent with that intent. However, neither the Custodian nor any Mutual Fund (or company associated therewith) shall be responsible for whether or not such intentions are achieved through use of this Agreement and Depositor is referred to depositor's attorney for any such assurances.

CUSTODIAN
DISCLOSURE STATEMENT

     The following information is being provided to you by the State Street Bank and Trust Company, the Custodian of the Scudder Individual Retirement Accounts, in accordance with the requirements of the Internal Revenue Service. Please read it together with the Individual Retirement Plan and the prospectus for the shares of each Mutual Fund selected by you for the investment of your contributions to that Plan, copies of which you should have already received from the distributor of those shares. The provisions of the Plan and prospectus must prevail over this statement in any instance where the statement is incomplete or appears to conflict.

     The Employee Retirement Income Security Act of 1974 has provided an entirely new program that may enable you to plan for your retirement by creating a "retirement plan" with federally tax-deductible dollars. This federal income tax deduction is available even if you do not otherwise itemize your deductions. In addition, any earnings on the assets held in your individual retirement account will not be subject to federal income tax until you actually begin to receive a distribution from your account. The state income tax treatment of your account may differ, and details should be available from your state taxing authority or your own tax adviser.

     As with most other laws that provide special tax treatment, there are certain restrictions and limitations involved with respect to your individual retirement account:

     1.   Only a limited amount of savings can qualify for the  preferential tax
          treatment   --  100%   of   your   compensation   or   earnings   from
          self-employment up to an annual maximum of $2,000.

          Undercertain conditions, an individual and his or her unemployed spouse, or employed spouse with less than $250 of earnings, may each open an IRA.

          Annual deductions for contributions are allocable if a joint income tax return is field and the deductions are limited to the lesser of 100% of the employed spouse's wages or $2,250, and the amount contributed to either individual retirement account may not exceed $2,000.

          In the case of an individual retirement account which meets the requirements of a so-called Simplified Employee Pension Plan, an employer may contribute a deductible amount equal to 15% of the employee's compensation up to an annual maximum of $30,000. The amount of such contribution is includible in the employee's income as wages (for federal income tax purposes) but is deductible by him or her. The employee is also allowed an annual deduction for his or her own individual retirement account contributions limited to the lesser of 100% of the employee's compensation of $2,000.

          There is a 6% penalty tax on any so-called "excess contribution" if you make one, that is, on the portion of a contribution made to your IRA in excess of the amount which can be currently deducted. Some examples of when this can occur are when you make a contribution to your IRA in excess of the allowable deduction limitations, or you contribute during or after the calendar year in which you reach 70 1/2. The 6% penalty tax on any "excess contribution" also attaches for each following year until the excess is withdrawn or used up in an excess contribution plus earnings on it is withdrawn before the time for filing the individual's tax return for the year of the contribution (including extensions), there will be no 6% penalty tax. The amount withdrawn will not be considered a premature distribution nor taxes as ordinary income, except the earnings withdrawn will be included in the income of the taxpayer. In addition, in certain cases an excess contribution may be withdrawn after the time for filing the individual's tax return without resulting in taxable income to the individual. Also, excess contributions for one year may be carried forward and deducted in the next year.

     2. Contributions must be made to a Trust or Custodial Account in which the Trustee Custodian is either a bank or such other person who has been approved by the Secretary of the Treasury. No part of your contribution may be invested in life insurance or be commingled with other proiperty except in a common trust fund or common investment fund.

     3. No deduction is allowed for (a) contributions other than in cash; (b) contributions (other than those by an employee to a Simplified Employer Pension Plan) made during your calendar year in which you attain age 70 1/2 or thereafter; or (c) for any amount you contribute which was a distribution from another retirement plan ("rollover" contribution). However, the limitations in paragraph 1 do not apply to such rollovers.

     4. Individuals receiving compensation may establish their own individual retirement accounts even if they are already covered under tax-qualified plans (including Keogh plans for self-employed individuals), government plans, or certain annuities.

     5.   Your interest in the account must be nonforfeitable at all times.

     6. An individual is allowed to transfer, or rollover, such individual's investment in one type of individual retirement plan to another without any tax liability. Also, under certain conditions, an individual may roll over (tax-free) a distribution received from a qualified plan or a tax sheltered annuity. However, strict limitations apply to such rollovers, and you should seek a competent tax advice in order to comply with all the rules governing rollovers.

     7. Since the purpose of the IRA savings plan is to accumulate funds for retirement, your receipt or use of any portion of this account (for example, as collateral for a loan) before you attain age 59 1/2 would be considered as an early distribution unless the distribution is a result of death or disability. The amount of an early distribution would be includible in your gross income and would also subject you to a penalty tax equal to 10% of the distribution unless you transfer it to another IRA under circumstances whereby it qualifies as a rollover.

     8.   If  you  or  your   beneficiary  were  to  engage  in  any  prohibited
          transaction (such as any sale, exchange or leasing of any property between you and the account, or any interference with the independent status of the account) then the account would lose its exemption from tax and be treated as having been distributed to you. The value of the entire account would be includible in your gross income, and if you were then under age 59 1/2 you would also be subject to the 10% penalty tax on early distributions.

     9. Your entire interest in your account must be distributed, or begin to be distributed, to you no later than the first April 1st of the year following the later of the year in which you attain age 70 1/2. Distribution may be made at once in a imp sum or it may be made in installments. However, installment payments cannot be scheduled to be made over a period which extends beyond your life expectancy (as determined annually), or the joint life and last survivor expectancy of you and the beneficiary you designate (as determined annually, if that beneficiary is your spouse). However, where the beneficiary is other than the spouse, the value of the expected distributions to you, determined at the time distributions commence, must equal at least 50% of the total value at that time. If the amount distributed during the calendar year is less than the minimum amount required to be distributed, the recipient would be subject to a penalty tax equal to 50% of the difference between the amount required to be distributed and the amount actually distributed. If you die before the entire interest is distributed to you, but after you have begun to receive distributions, your entire account must be distributed to your beneficiary over a period no longer than the last determined life expectancy or life and last survivor expectancy over which your account was being distributed prior to your death. If you die before the entire interest has begun to be distributed to you and your spouse is your beneficiary, distributions to your spouse must either (a) be completed within 5 years of your death or (b) commence before the later of one year after your death or the date on which you would have attained age 70 1/2 and continue over his or her life or a period not exceeding his or her life expectancy. If you die before the entire interest has begun to be distributed to your beneficiary must either
          (a) be completed within five years of your death or (b) commence with one year after your death and continue over your beneficiary's life or a period not exceeding his or her life expectancy.

     10. Amounts distributed to you are invaluable in your gross income when you receive them and are taxable as ordinary income without any special lump-sum distribution privileges. However, normal four-year income averaging may be available.

     11. You must file Treasury Form 5329 with the Internal Revenue Service for each calendar year during which there is an excess contribution, premature distribution, or during which there is an insufficient distribution as refereed to in paragraph 9.

     12. The Individual Retirement Account Plan has been approved as to form by the Internal Revenue Service. This approval is a determination only as to the form of the account and does not represent a determination of the merits of such account.

     13. Information about the shares of each mutual fund available for investment by your individual retirement account must be furnished to you in form of a prospectus governed by rules or the Securities and Exchange Commission. Please refer to the prospectus for detailed information concerning your mutual fund. Growth in the value of your account cannot be guaranteed or projected. However, the income and operating expenses of a mutual fund will affect the value of its shares, and hence the value of your account, as does any increase or decrease in the value of the assets of the mutual fund. The fund's prospectus containing information regarding current income and expenses of your mutual fund.

          Fees and other expenses maintaining your account may be charged to you or your account. The Custodian's fee schedule is referred to in
          Article IX of the Plan document and is distributed to you with it.

     14. The information contained in this Disclosure Statement and the terms of the related Custodial Account agreement are applicable to Individual Retirement Accounts set up, and contributions made, with respect to the 1986 calendar year. Effective January 1, 1987, the law with regard to the establishment, maintenance and termination of Individual Retirement Accounts has been substantially modified. For example, a married individual will only be able to make a fully deductible contribution to his or her account (an amount equal to the lesser of his or her compensation or earnings from self-employment, of $2,000) if the married couple files a joint Federal income tax return and they satisfy either of the following standards: (a) their combined adjusted gross income is less than $40,000 or (b) neither spouse actively participates in an employer-sponsored retirement plan. A single individual will be subject to similar rules except that the adjusted gross income limit is $25,000. Married couples and single individuals who do not satisfy the active-participant standard and whose adjusted gross incomes exceed the applicable limit by not more than $10,000 will be eligible to make limited deductible Individual Retirement Account contributions. Generally speaking, for every $5 by which a couple's or single individual's adjusted gross income exceeds the applicable limit, the $2,000 cap on the amount of deductible contributions is reduced by $1. Individuals who are not eligible to make fully deductible Retirement Account contributions will be permitted to make nondeductible contributions equal to the difference between (a) the lesser of his or her compensation or earnings from self-employment, or $2,000, minus (b) the maximum amount the individual is permitted to contribute on a deductible basis. Earnings on both deductible and non-deductible contributions will accumulate on a tax-deferred basis.

     If you have not received this Disclosure Statement at least seven calendar days before the establishment of your Individual Retirement Account, you have the right to revoke your Individual Retirement Account during the seven calendar day period following the establishment of it. In order to so revoke your Individual retirement Account, you must do so in writing and you must mail or deliver your revocation to Scudder Fund Distributors, Inc., 175 Federal Street, Retirement Plan Services, Boston, MA 01220. If your revocation is mailed, the date of the postmark (or the date of certification or registration if sent by certified or registered mail) will be considered your revocation date. If you so revoke your individual retirement account during the seven-day period, the entire amount of your account, without any adjustments (for items such as administrative expenses, fees, or fluctuation in market value) will be returned to you.

     You may obtain further information from any district office of the Internal Revenue Service.

Scudder
[Logo] IRA Portfolio
12-8-28 (c) Scudder Fund Distributors, Inc.

                                                                          400-28
Scudder IRA Application
&
IRA Transfer Request
for ....
---------------------------------------------

                                              Return these forms to:

                                              Scudder Fund Distributors, Inc.
                                              P.O. Box 2291
                                              Boston, MA 02107-2291
---------------------------------------------

It's easy to open a Scudder IRA. Just complete the Scudder IRA Application and return it in the enclosed postage-paid envelope today.

     A Few Tips

     o    Please  make  check(s)  payable  to  "Scudder  Funds."

     o You have two forms--an IRA Application and an IRA Transfer Request. Please do not separate them, even if you use only one.

     o Please fill out each section carefully, preferably in print or type. This helps us avoid any delays in processing your Application.

     o Please be sure to sign your name exactly as it appears in your Account Registration (Part 1).

     o If you are transferring IRA assets from another IRA sponsor, please fill out the attached IRA Transfer Request form and return it along with your Application and a check for any investment you may be making at this time.

          If you already have a Scudder IRA, complete only the IRA Transfer Request form.

          Please return this form today. It will only take a few minutes and will let us put your money to work for you that much sooner!

Scudder
[Logo] IRA Portfolio                                                 Application

                           1. IRA Account Registration

___________________________________         ___________________________________
Name                                        Social Security Number
                                            (     )
___________________________________         ___________________________________
Address                                     Daytime Phone
                                                 /     /
________________ ________ _________         ___________________________________
City             State    Zip               Date of Birth

                          2. Type of IRA & Fund Choices

/___/     New IRA. $2000 maximum per year. Contribution for tax year 198__

/___/ Transfer IRA. IRA assets transferred directly from your present custodian to Scudder. If the transfer establishes your first Scudder IRA, please complete this Application and an IRA Transfer Request making sure to indicate fund(s) choices on both forms. If transferring to an existing Scudder IRA, complete only the IRA Transfer Request. A separate Transfer Request must be completed for each IRA being transferred.

/___/     Rollover   IRA.   (check   one)

          /___/ Assets distributed from an employer-sponsored retirement plan.

          or

          /___/ 60-day Rollover. You have taken receipt of your IRA assets from another institution and are enclosing a check for part or all of these funds.

The minimum initial investment is $240.

If you choose more than one fund, the minimum initial investment is $500 for each fund.

          $ Amount             Money Market Funds

          __________          Cash Investment Trust

          __________          Government Money Fund

                              Income Funds

          __________          GNMA Fund

          __________          Income Fund

          __________          Target Fund (multi-Portfolios),

          __________          U.S. Government 1990_______________

                              __________ General 19______________
                                                    Maturity year

                              U.S. Gov't. Zero Coupon

          __________          Target Fund _______________
                                           Maturity year

                              Growth & Income Funds

          __________          Equity Income Fund

          __________          Growth and Income Fund

                              Growth Funds

          __________          Japan  Fund

          __________          Capital Growth Fund

          __________          Development Fund

          __________          Global Fund

          __________          International Fund

          $                   Total
          ==========

                   3. Designation of Beneficiary & Signatures

       (Please be sure to sign your name exactly as it apears in Part 1.)

The following person(s) are to receive the balance of my IRA assets upon my death. This designation revokes any previous one I may have filed with the Custodian. (Provide name(s), address(es), and Social Security Number(s).)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Any resident of a Community Property State who designates a spouse as primary beneficiary and others as contingent beneficiaries, or designates more than half the distribution to beneficiaries other than a spouse, must obtain the spouse's consent.

Spouse's
consent X______________________________________________________ _______________
         Signature                                              Date

I hereby designate the beneficiaries listed and adopt with the custodian this Scudder Individual Retirement Account agreement which uses the language of IRS Form 5305-A. Once the Custodian acknowledges receipt of this form by mail, it shall be deemed accepted, and therefore, effective as of the date I signed it. I have received and read the Scudder IRA plan and the prospectus(es) of the fund(s) selected.

X /s/ G. Reeves
-------------------------------------------------------------------------------
 State Street Bank and Trust Company, Custodian

X______________________________________________________________ _______________
 Your Signature Date (exactly as in Part 1)                     Date

Scudder                                                       Extra Application
[IRA Portfolio                                         For your spouse or friend

                           1. IRA Account Registration

___________________________________         ___________________________________
Name                                        Social Security Number
                                            (     )
___________________________________         ___________________________________
Address                                     Daytime Phone
                                                 /     /
________________ ________ _________         ___________________________________
City             State    Zip               Date of Birth

                          2. Type of IRA & Fund Choices

/___/     New IRA. $2000 maximum per year. Contribution for tax year 198__

/___/ Transfer IRA. IRA assets transferred directly from your present custodian to Scudder. If the transfer establishes your first Scudder IRA, please complete this Application and an IRA Transfer Request making sure to indicate fund(s) choices on both forms. If transferring to an existing Scudder IRA, complete only the IRA Transfer Request. A separate Transfer Request must be completed for each IRA being transferred.

/___/     Rollover   IRA.   (check   one)

          /___/ Assets distributed from an employer-sponsored retirement plan.

          or

          /___/ 60-day Rollover. You have taken receipt of your IRA assets from another institution and are enclosing a check for part or all of these funds.

The minimum initial investment is $240.

If you choose more than one fund, the minimum initial investment is $500 for each fund.

          $ Amount             Money Market Funds

          __________          Cash Investment Trust

          __________          Government Money Fund

                              Income Funds

          __________          GNMA Fund

          __________          Income Fund

          __________          Target Fund (multi-Portfolios),

          __________          U.S. Government 1990_______________

          __________          General 19______________
                                         Maturity year

                              U.S. Gov't. Zero Coupon

          __________          Target Fund _______________
                                           Maturity year

                              Growth & Income Funds

          __________          Equity Income Fund

          __________          Growth and Income Fund

                              Growth Funds

          __________          Japan  Fund

          __________          Capital Growth Fund

          __________          Development Fund

          __________          Global Fund

          __________          International Fund

          $                   Total
          ==========

                   3. Designation of Beneficiary & Signatures

       (Please be sure to sign your name exactly as it apears in Part 1.)

The following person(s) are to receive the balance of my IRA assets upon my death. This designation revokes any previous one I may have filed with the Custodian. (Provide name(s), address(es), and Social Security Number(s).)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Any resident of a Community Property State who designates a spouse as primary beneficiary and others as contingent beneficiaries, or designates more than half the distribution to beneficiaries other than a spo9use, must obtain the spouse's consent.

Spouse's
consent X______________________________________________________ _______________
         Signature                                              Date

I hereby designate the beneficiaries listed and adopt with the custodian this Scudder Individual Retirement Account agreement which uses the language of IRS Form 5305-A. Once the Custodian acknowledges receipt of this form by mail, it shall be deemed accepted, and therefore, effective as of the date I signed it. I have received and read the Scudder IRA plan and the prospectus(es) of the fund(s) selected.

X /s/ G. Reeves
-------------------------------------------------------------------------------
 State Street Bank and Trust Company, Custodian

X______________________________________________________________ _______________
 Your Signature Date (exactly as in Part 1)                     Date


        RETURN THIS FORM IN THE POSTPAID ENVELOPE PROVIDED, OR MAIL TO:
              SCUDDER FUNDS, P.O. BOX 2291, BOSTON, MA 02107-2291.

     It's easy to open a Scudder IRA. Just complete this Scudder IRA Application
     and   return   it   in   the   enclosed    postage-paid   envelope   today.

     A Few Tips

     o    Please make check(s) payable to "Scudder Funds".

     o You have two forms--an IRA Application and an IRA Transfer Request. Please do not separate them, even if you use only one.

     o Please fill out each section carefully, preferably in print or type. This helps us avoid any delays in processing your Application.

     o Please be sure to sign your name exactly as it appears in your Account Registration (Part 1).

     o If you are transferring IRA assets from another IRA sponsor, please fill out an IRA Transfer Request form and return it along with your Application and a check for any investment you may be making at this time.

          If you already have a Scudder IRA, complete only the IRA Transfer Request form.

          Please return this form today. It will only take a few minutes and will let us put your money to work for you that much sooner!

Scudder [Logo] IRA Portfolio                                IRA Transfer Request

Complete this form if you wish to transfer the assets in your current IRA directly to the Scudder IRA. If establishing a new Scudder IRA, complete the Scudder IRA Application as well. Return this form in the postpaid envelope provided. We will send you a notice confirming that we received this form, and arrange to complete the transfer. The amount you transfer does not affect the amount you can invest and deduct annually. If you wish to transfer assets held in another type of plan, e.g. Keogh, profit-sharing, 403(b), etc., please call us for the proper forms. This form is only for IRA transfers.

                                1. Name & Address
___________________________________         ___________________________________
Name                                        Social Security Number
                                            (     )
___________________________________         ___________________________________
Address                                     Daytime Phone
                                                 /     /
________________ ________ _________
City             State    Zip

                      2. Instructions to Present Custodian

--------------------------------------------------------------------------------
Name of Current Custodian/Trustee

--------------------------------------------------------------------------------
Attention: (Person or department handling transfers)

___________________________________
Address

________________ ________ _________
City             State    Zip

/___/ Please transfer all of my IRA assets.

/___/ Please transfer $_____ of my IRA assets.

Other instructions (e.g., make transfer upon maturity)

                                                              /         /
-------------------------------------------------------------------------------
                                                           maturity date

--------------------------------------------------------------------------------
IRA Account Number (with this Custodian)

(       )
--------------------------------------------------------------------------------
Custodian's Phone Number

I request that the above-named Custodian or Trustee transfer my IRA assets as cash to State Street Bank and Trust Company, Custodian of my Scudder IRA.

--------------------------------------------------------------------------------
Please make the check payable to:

Scudder Funds, A/C (Investor name), Scudder IRA
Mail to: The Scudder Funds Retirement Plan Services,
P.O. Box 9647, Boston, MA 02205-9918
X
--------------------------------------------------------------------------------
[ILLEGIBLE]
-------------------------------------------------------------------------------
Please ask your present custodian if a signature guarantee is required.

     3. Fund Choices (If you invest in 2 or more funds, the minimum initial investment is $500 for each fund.


        $ Amount      Money Market Funds              Acct. #*

       _____________ Cash Investment Trust          _____________

       _____________ Government Money Fund          _____________

                     Growth & Income Funds


       _____________ Equity Income Fund             _____________

       _____________ Growth and Income Fund         _____________


                     Growth Funds

       _____________ Japan Fund                     _____________


       _____________ Capital Growth Fund            _____________

       _____________ Development Fund               _____________

       _____________ Global Fund                    _____________

       _____________ International Fund             _____________

       _____________ GNMA Fund                      _____________

       _____________ Income Fund                    _____________

                     Target Fund
                      (Multi-Portfolios),

       _____________ U.S. Government 1990           _____________

       _____________ General 199_____________
                                Maturity year       _____________

                     U.S. Government Zero Coupon

       _____________ Target Fund______________      _____________
                                Maturity year

Total  _____________

* When transferring to an existing Scudder IRA, please provide your Scudder IRA account number.

================================================================================

For Scudder use only, do not complete.

                             Acceptance by Custodian

We agree to accept custodianship and the transfer described above for the Scudder IRA Plan established on behalf of the above-names individual. State Street Bank and Trust Company accepts its appointment as successor Custodian of the above IRA account and requests the liquidation and transfer of assets as indicated above.

Scudder Fund Distributors, Inc.

By _____________________________________________________________________________

Date ___________________________________________________________________________

State Street Bank & Trust Company

By /s/ G. Reeves
   -----------------------------------------------------------------------------

                                     Scudder
                              [Logo] IRA Portfolio
                        Scudder Fund Distributors, Inc.
                      175 Federal Street, Boston, MA 02110

                           National Toll-Free Number
                                 1-800-225-2470